EXHIBIT 3.1

AMENDED ARTICLES OF INCORPORATION
OF FIRST NORTHERN COMMUNITY BANCORP,
a California Corporation

ARTICLE 1
The name of the corporation is First Northern Community Bancorp.

ARTICLE 2

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

ARTICLE 3

The name in the State of California of the corporation's initial agent for service of process is:

CT Corporation System

ARTICLE 4

The Corporation is authorized to issue two classes of shares to be designated respectively Common Stock (“Common Stock”) and Preferred Stock (“Preferred Stock”).  The total number of shares of all classes of capital stock that the Corporation is authorized to issue is Sixteen Million, Forty Thousand, Two Hundred and Thirty-Eight (16,040,238) shares.  The total number of shares of Common Stock, without par value, the Corporation shall have authority to issue is Sixteen Million (16,000,000).  The total number of shares of Preferred Stock, the Corporation shall have authority to issue shall be Forty Thousand, Two Hundred and Thirty-Eight (40,238), consisting of Seventeen Thousand, Three Hundred and Ninety (17,390) shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share, and Twenty-Two Thousand Eight Hundred and Forty-Eight (22,848) shares of Preferred Stock, without par value per share.  The Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share, was issued by the Corporation on March 13, 2009 for purposes of permitting the Corporation to participate in the Capital Purchase Program instituted as part of the United States Department of Treasury’s Troubled Asset Relief Program pursuant to the Emergency Economic Stabilization Act of 2008 and shall not be available for reissuance for any other purpose.  The Board of Directors is hereby authorized from time to time in one or more series or classes to provide by resolution for the issuance of up to Twenty-Two Thousand Eight Hundred and Forty-Eight (22,848) shares of Preferred Stock, no par value per share, to participate in the United States Department of Treasury’s Small Business Lending Fund instituted under the United States Small Business Jobs Act of 2010.  Subject to the foregoing restrictions, and to the extent not prohibited by law, the Board of Directors is authorized:  (i) to fix the number of shares of any series or class of Preferred Stock and to determine the designation of any such series or class, (ii) to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series or class of Preferred Stock, including but not limited to rights, preferences, privileges, and restrictions regarding dividends, liquidation, conversion, redemption and voting (including provisions specifying more than one vote per share) and, (iii) within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series or class, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series or class subsequent to the issue of shares of that series or class.

ARTICLE 5

Except as specified hereinbelow, each holder of Common Stock of the corporation shall have full preemptive rights, as defined by law, to subscribe for or purchase such holder's proportionate share of any Common Stock that may be offered for sale or sold at any time by the corporation. The Board of Directors shall have the power to prescribe a reasonable period of time within which the preemptive rights to subscribe to the new shares of Common Stock must be exercised. The foregoing right shall not apply to the sale or issuance by the corporation of additional shares of Common Stock (i) in connection with the acquisition by the corporation of another entity or business segment of any such entity by merger, purchase of all or substantially all the assets or other type of acquisition transaction; (ii) pursuant to any stock option, stock purchase or other stock plan, agreement or arrangement previously approved by the corporation's shareholders; (iii) in a public offering provided that the terms of the offering include a requirement that if the offering is over-subscribed, shares will be allocated on a pro rata basis based on actual paid subscriptions received by the corporation; or (iv) pursuant to corporation’s participating the Capital Purchase Program, or otherwise in connection with the Capital Purchase Program.

ARTICLE 6

6.1 In addition to any affirmative vote required by law or these Articles of Incorporation, and except as otherwise expressly provided in Section 6.2 of this Article 6, any "Business Combination" (as hereinafter defined), which shall be consummated at a time when there shall exist an "Interested Shareholder" (as hereinafter defined), shall require the affirmative vote of the holders of at least sixty-six and two thirds percent (66 2/3%) of the then outstanding shares of Common Stock of this corporation entitled to vote. Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law or otherwise.

In addition to the higher vote requirement, except as otherwise expressly provided in Section 6.2 of this Article 6, prior to affecting any such Business Combination all of the following conditions shall have been met:

6.1.1 The aggregate amount of the cash and the "Fair Market Value" (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of the Common Stock in such Business Combination shall be at least equal to the higher of the following:

6.1.1.1 (if applicable) The highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of the Common Stock acquired by it (a) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (b) in the transaction in which it became an Interested Shareholder, if within two years of the Announcement Date, whichever is higher; and

6.1.1.2 The Fair Market Value per share of the Common Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder the ("Determination Date"), if within two years of the Announcement Date, whichever is higher.

6.1.2 The consideration to be received by holders of the Common Stock shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of the Common Stock. The price determined in accordance with Section 6.1.1 shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

6.1.3 After such shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination and except to the extent that the corporation may be prohibited by law from making a distribution to shareholders: (1) there shall have been (a) no reduction in the annual rate of dividends paid on the Common Stock of this corporation (except as necessary to reflect any subdivision of the Common Stock), except as approved by at least sixty-six and two-thirds percent (66 2/3%) of the "Disinterested Directors" (as hereinafter defined), and (b) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number or outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by at least sixty-six and two-thirds percent (66 2/3%) of the Disinterested Directors; and (3) such Interested Shareholder shall have not become the beneficial owner of any additional shares of stock of this corporation except as part of the transaction which results in such shareholder becoming an Interested Shareholder within the two-year period prior to such consummation.

6.1.4 After such shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by this corporation or any "Subsidiary" (as hereinafter defined), whether in anticipation of or in connection with such Business Combination or otherwise.

6.1.5 A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all holders of the Common Stock of this corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

6.2 The provisions of Section 6.1 of this Article 6 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Articles of Incorporation, if the Business Combination shall have been approved by at least sixty-six and two-thirds percent (66 2/3%) of the Disinterested Directors; or, if either

6.2.1 there is pending any proceeding or other action by the Federal Deposit Insurance Corporation pursuant to ss. 1818(a) or ss. 1823(c) of Title 12 of the United States Code in connection with any of the banking subsidiaries of the corporation; or

6.2.2 there is outstanding any order of the Commissioner of Financial Institutions of the State of California pursuant to California Financial Code ss.ss. 3100-3132 or ss.ss. 3180-3187 against any banking subsidiary of the corporation, or any other provision of similar purpose as hereinafter adopted and as the same may be amended at a future time.

6.3 For the purposes of this Article 6 the following definitions apply:

6.3.1 A "person" means any individual, firm, corporation or other entity.

6.3.2 "Interested Shareholder" means any person (other than this corporation or any Subsidiary) who or which:

6.3.2.1 is the beneficial owner, directly or indirectly, of ten percent (10%) or more of the issued and outstanding stock of this corporation; or

6.3.2.2 is an "Affiliate" of this corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent (10%) or more of the issued and outstanding stock of this corporation; or

6.3.2.3 is an assignee of or has otherwise succeeded to any shares of stock of this Corporation which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

6.3.3 A person shall be a "beneficial owner" of stock of this corporation:

6.3.3.1 which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

6.3.3.2 which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

6.3.3.3 which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of stock of this corporation.

6.3.4 "Business Combination" shall include:

6.3.4.1 any merger or consolidation of the corporation or any Subsidiary with (i) any Interested Shareholder or (ii) any other corporation or other business entity (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate of an Interested Shareholder; or

6.3.4.2 any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the corporation or any Subsidiary having an aggregate Fair Market Value of ten percent (10%) or more of the total value of the assets of the corporation reflected in the most recent balance sheet of the corporation; or

6.3.4.3 the issuance or transfer by the corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of twenty percent (20%) of shareholders' equity or more; or

6.3.4.4 the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of any Interested Shareholder or any Affiliate of any Interested Shareholder; except that this provision shall not limit the right of the shareholders to elect voluntarily to wind up or dissolve the corporation by the vote of shareholders holding shares of stock representing fifty percent (50%) or more of the stock then entitled to vote in the election of directors; or

6.3.4.5 any reclassification of the corporation's securities (including any reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate beneficial ownership of any Interested Shareholder or any Affiliate of any Interested Shareholder in the outstanding shares of any class of equity or convertible securities of the corporation or any Subsidiary.

6.3.5 "Affiliate," and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 2000.

6.3.6 "Disinterested Director" means any member of the Board of Directors who is unaffiliated with the Interested Shareholder and was a member of the Board of Directors prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Disinterested Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

6.3.7 "Fair Market Value" means as to the stock of this corporation the fair market value on the date in question of a share of such stock as determined by the Board of Directors in good faith; and in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

6.3.8 "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by this corporation; provided, however, that for purposes of the definition of Interested Shareholder, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned directly or indirectly by this corporation.

In the event of any Business Combination in which this corporation survives, the phrase "other consideration to be received" as used in Section 6.1 of this Article 6 shall include the shares of stock of this corporation retained by the holders of such shares.

6.4 A majority of the directors shall have the power and duty to determine for the purposes of this Article 6, on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Shareholder, (B) the number of shares of stock of this corporation beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another, or (D) whether the assets which are the subject of any Business Combination constitute substantially all assets of this corporation. A majority of the directors shall have the further power to interpret all of the terms and provisions of this Article 6.

6.5 Nothing contained in this Article 6 shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

6.6 Notwithstanding any other provisions of these Articles of Incorporation or the By-laws (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the By-laws) the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding stock of this corporation shall be required to amend, repeal or adopt any provisions inconsistent with this Article 6.

ARTICLE 7

The Board of Directors, when evaluating any offer of another party to (a) make a tender or exchange offer for any Equity Security (as defined hereinafter) of the corporation, (b) merge or consolidate the corporation with another corporation, or (c) purchase, lease, or otherwise acquire all or substantially all of the property of the corporation, shall in connection with the exercise of its judgment in determining what is in the best interests of the corporation and its shareholders consider all of the following factors and any other factors it deems relevant: (i) the social and economic effects on the employees, shareholders, customers, suppliers, and other constituents of the corporation and its subsidiaries and on the communities in which the corporation or its subsidiaries operate or are located, including, without limitation, the availability of credit and other banking services to the communities served by the corporation; (ii) whether the proposed transaction might violate federal or state laws; and (iii) not only the consideration being offered in the proposed transaction in relation to the then current market price for or book value of the outstanding Common Stock of the corporation, but also to the market price for or book value of the Common Stock of the corporation over a period of years and the corporation's future value as an independent entity. For purposes of this Article 7, "Equity Security" shall have the meaning ascribed to such term in Section 3(a)(11) of the Securities Exchange Act of 1934, as in effect on January 1, 2000.

ARTICLE 8

The liability of directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. The corporation is authorized to provide indemnification of agents (as defined in section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors, or otherwise, to the fullest extent permissible under California law. Any amendment, repeal or modification of any provision of this Article 8 shall not adversely affect any right or protection of an agent of the corporation existing at the time of such amendment, repeal or modification.